UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2019

Immersion Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rio Robles, San Jose, CA		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 467-1900

N/A

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

The information set forth above under Item 5.02(c) is hereby incorporated by reference into this Item 5.02(b).

(c)

On January 5, 2019, the Board of Directors (the “Board”) of the Company approved, and the Company publicly announced on January 7, 2018, the appointment of Ramzi Haidamus as the Company’s next President and Chief Executive Officer of the Company, effective January 21, 2019, which is Mr. Haidamus’ first day of employment at the Company (the “Employment Start Date”). On the Employment Start Date, he will also be appointed as a member of the Board. Effective as of the Employment Start Date, Tom Lacey, the Company’s current Interim Chief Executive Officer, will resign as Interim CEO and cease to be an employee of the Company, but remain a member of the Board.

Mr. Haidamus, age 54, brings to the chief executive officer role and the Board substantial leadership, strategic planning and business development experience in technology and IP monetization. Previously, Mr. Haidamus was president of Nokia Technologies group from September 2014 to October 2016, where he led the growth of the existing patent licensing division and the formation of its digital media, digital health and brand licensing divisions. From 1996 to March 2014, Mr. Haidamus held numerous positions at Dolby Laboratories, Inc. (NYSE: DLB), an audio, visual and voice technologies company, including serving as Executive Vice President, Marketing and Business Development and Executive Vice President, Sales & Marketing. From 2002 to 2006, Mr. Haidamus was also the founder, CEO and President of Via Licensing Corporation, a patent pool licensor. Since October 2017, Mr. Haidamus has served as Chairman of the Advisory Board of UKL Tech Hub Accelerator, a startup accelerator program, and since August 2018, as a member of the Advisory Board of Keyssa, a secure high-speed data transfer developer. Mr. Haidamus received a B.S. and M.S. in Electrical Engineering from University of the Pacific.

In connection with his appointment, the Company and Mr. Haidamus have entered into a written employment agreement (the “Employment Agreement”) for an initial one-year term that will automatically renew for additional one-year terms unless prior notice to terminate the Employment Agreement is provided, which provides for the following compensation terms for Mr. Haidamus. Pursuant to the Employment Agreement, Mr. Haidamus will receive a base salary of $525,000 per year. Mr. Haidamus is eligible to participate in the Company’s corporate bonus plan, with a target annual bonus equal to 100% of his then-current base salary. In addition, on February 14, 2019, the Company will grant Mr. Haidamus an option to purchase a number of shares of the Company’s common stock equal to (x) $1,250,000 divided by the average daily closing price of the Company’s common stock on the Nasdaq Stock Market for the 10 business days ending on the day immediately prior to the grant date, multiplied by (y) the applicable Black Scholes ratio (the “Option”). The Option will be granted with an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Stock Market on the grant date and will vest over four years with 1/4th of the total shares subject to the Option vesting on the first annual anniversary of his Employment Start Date and an additional 1/48th of the total shares subject to the Option vesting each month thereafter, subject to Mr. Haidamus’ continued employment as the Company’s Chief Executive Officer on the applicable vesting dates. Mr. Haidamus will also receive a restricted stock unit award covering a number of shares of the Company’s common stock equal to $2,750,000 divided by the average daily closing price of the Company’s common stock on the Nasdaq

Stock Market for the 10 business days ending on the day immediately prior to the grant date (the “RSU”). The RSU will vest over four years, with one quarter of the total shares subject to the RSU vesting on the first annual anniversary of Mr. Haidamus’ employment start date and one sixteenth of the total shares subject to the RSU vesting over the following twelve quarters, subject to Mr. Haidamus’ continued employment as the Company’s Chief Executive Officer on the applicable time-based vesting dates. Mr. Haidamus will also receive an annual housing and transportation allowance in the amount of $50,000. Mr. Haidamus is eligible to participate in the Company’s employee benefit plans as in effect from time to time on the same basis as generally made available to other senior executives of the Company.

In addition, the Employment Agreement also provides for certain payments and benefits in the event of a termination of Mr. Haidamus’ employment under specific circumstances. If, during the term of the Employment Agreement, his employment is terminated by the Company other than for “Cause,” or by Mr. Haidamus for “Good Reason” (each as defined in the Employment Agreement), or the Company elects not to renew the Employment Agreement, he would be entitled to (1) a lump-sum payment equal to 12 months of his then-current base salary; (2) a lump-sum payment equal to 100% of his target bonus for the then-current fiscal year; (3) payment of COBRA premiums for continued health coverage for 12 months following the termination date; and (4) immediate acceleration of unvested shares subject to the Option and RSU described above that would have vested during the 12-month period following the termination date. If, during the term of the Employment Agreement, Mr. Haidamus’ employment is terminated by the Company other than for “Cause,” or by Mr. Haidamus for “Good Reason,” or the Company elects not to renew the Employment Agreement within the period beginning three months before, and ending 12 months following, a “change of control” (as defined in the Employment Agreement), he would be entitled to (1) a lump-sum payment equal to 24 months of his then-current base salary; (2) a lump-sum payment equal to 100% of his target bonus for the then-current fiscal year; (3) payment of COBRA premiums for continued health coverage for 18 months following the termination date; (4) immediate acceleration of unvested shares subject to all equity awards, other than performance-based awards; and (5) with respect to performance-based awards, vesting will accelerate as set forth in the applicable performance-based award agreement.

Mr. Haidamus’ receipt of the termination payments and benefits is contingent upon execution and delivery of an effective general release of claims in favor of the Company.

Also, effective as of the Employment Start Date, the Company and Mr. Haidamus will enter into an Indemnity Agreement in the form attached as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission on February 27, 2018.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

A copy of the press release announcing Mr. Haidamus’ appointment is filed as Exhibit 99.2 to this Current Report on Form 8-K.

(d)

The information set forth above under Item 5.02(c) is hereby incorporated by reference into this Item 5.02(d).

(e)

The information set forth above under Item 5.02(c) is hereby incorporated by reference into this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title

10.1	Employment Agreement between Immersion and Ramzi Haidamus dated December 31, 2018.

99.1	Press Release issued by Immersion Corporation, dated January 7, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: January 7, 2019	By:	/s/ Amie Peters
	Name:	Amie Peters
	Title:	General Counsel